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                                                                   EXHIBIT 10.10

                                 FIRST AMENDMENT
                                TO LOAN AGREEMENT

        THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "First Amendment"), dated as of December 18, 2002, is made and entered into by and between TEKELEC, a California corporation ("Borrower"), and UNION BANK OF CALIFORNIA, N.A., a national banking association ("Bank").

                                    RECITALS:

        A. Borrower and Bank are parties to that certain Loan Agreement dated as of October 31, 2001, as extended by that certain extension letter dated October 16, 2002 (as so amended, the "Agreement"), pursuant to which Bank agreed to make a revolving line of credit (the "Revolving Loan") available to Borrower, providing for revolving loans by Bank to Borrower from the date of the Agreement to but excluding January 31, 2003 (the "Revolving Loan Termination Date") in an aggregate principal amount not to exceed Twenty Million Dollars ($20,000,000) at any one time outstanding.

        B. Borrower has requested that Bank agree to (i) extend the Revolving Loan Termination Date from January 31, 2003 through and including August 31, 2004 and (ii) increase the amount of the L/C sublimit of the Revolving Loan from Five Million Dollars ($5,000,000) to Ten Million Dollars ($10,000,000).

        C. Bank is willing to so extend the Revolving Loan Termination Date and to so increase the amount of the L/C sublimit of the Revolving Loan, subject, however, to the terms and conditions of this First Amendment.

                                   AGREEMENT:

In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:

1. DEFINED TERMS. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

2. AMENDMENTS TO THE AGREEMENT.

        (a) Section 1.1 of the Agreement is hereby amended by substituting the date "August 31, 2004" for the date "January 31, 2003" appearing in the sixth and seventh lines thereof.

        (b) Section 1.1.1 of the Agreement is hereby amended by substituting the amount "Ten Million Dollars ($10,000,000)" for the amount "Five Million Dollars ($5,000,000)" appearing in the ninth and tenth lines thereof.


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                                                                   EXHIBIT 10.10


3. EFFECTIVENESS OF THIS FIRST AMENDMENT. This First Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:

        (a) A counterpart of this First Amendment, duly executed by Borrower and acknowledged by Guarantor where indicated hereinbelow;

        (b) A replacement Revolving Note, duly executed by Borrower;

        (c) An Authorization to Disburse, on Bank's standard form, duly executed by Borrower, authorizing Bank to disburse the proceeds of advances under the replacement Revolving Note as provided for in the Agreement;

        (d) A fee in connection with the extension of the Revolving Loan Termination Date provided for herein in the sum of Fifty Thousand Dollars ($50,000); and

        (e) Such other documents, instruments or agreements as Bank may reasonably deem necessary.

4.      RATIFICATION.

        (a) Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and

        (b) Upon the effectiveness of this First Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this First Amendment, and each reference in the Agreement to the "Revolving Note" or words of like import referring to the Revolving Note shall mean and be a reference to the replacement Revolving Note issued by Borrower to Bank pursuant to this First Amendment.

5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

        (a) Each of the representations and warranties contained in Section 3 of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

        (b) The execution, delivery and performance of this First Amendment and the execution and delivery of the replacement Revolving Note are within Borrower's corporate power, have been duly authorized, are legal, valid and binding obligations of Borrower, and are not in conflict with the terms of the articles of incorporation or any other organizational papers of Borrower or with any law, indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected;

        (c) This First Amendment is, and the replacement Revolving Note when delivered for value received will be, the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms; and

        (d) No event has occurred and is continuing or would result from this First Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.


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                                                                   EXHIBIT 10.10


6. GOVERNING LAW. This First Amendment and all other instruments or documents executed in connection herewith shall be governed by, and construed in accordance with, the laws of the State of California.

7. COUNTERPARTS. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

        WITNESS the due execution hereof as of the date first above written.

"Borrower"

TEKELEC

By:
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Title:

By:
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Title:
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"Bank"

UNION BANK OF CALIFORNIA, N.A.

By:
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Title:
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                                                                   EXHIBIT 10.10


                           Acknowledgment of Guarantor

         The undersigned, as Guarantor pursuant to that certain Continuing Guaranty dated as of July 31, 2000 (the "Guaranty"), hereby consents to the foregoing First Amendment and acknowledges and agrees, without in any manner limiting or qualifying its obligations under the Guaranty, that payment of the Obligations (as such term is defined in the Guaranty) and the punctual and faithful performance, keeping, observance and fulfillment by Borrower of all of the agreements, conditions, covenants and obligations of Borrower contained in the Agreement are and continue to be unconditionally guaranteed by the undersigned pursuant to the Guaranty.

"Guarantor"

IEX CORPORATION

By:
   -----------------------------------

Title:
      --------------------------------


By:
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Title:
      --------------------------------